Exhibit 99.2

INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is effective as of May 3, 2006 by and between THE MILLS LIMITED PARTNERSHIP (“Mills”) with a principal office located at 1300 Wilson Boulevard, Suite 400, Arlington, VA 22209, and JAMES DAUSCH an individual (“Contractor”), with an address at 7301 Loch Edin Court, Potomac, Maryland 20854.

WHEREAS, Contractor and Mills desire to enter into an agreement for the performance by Contractor of certain professional services as an independent contractor;

NOW THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SERVICES. Contractor shall provide to Mills professional development advisory services related to Meadowlands Xanadu on the basis of 50% of Consultant’s time (e.g. 2.5 days per week) including travel to and from the Meadowlands job site (“Services”) in accordance with the attached Standard Terms and Conditions:

2. TERM. This Agreement shall commence on May 3, 2006 and shall expire on August 3, 2006 subject to the attached Standard Terms and Conditions and Attachment A. Contractor acknowledges and understands that the provision of Services in a professional and timely manner is of the essence of this Agreement.

3. COMPENSATION. For Contractor’s services under this Agreement, Mills agrees to pay Contractor the sum of $60,000, as follows: With Contractor’s execution of this Agreement, Contractor has submitted an invoice for $20,000, representing the first month’s compensation hereunder (“retainer”) and Mills agrees to pay the retainer upon its execution of the Agreement. Thereafter, within ten (10) days before the end of May and June 2006 respectively, Contractor shall submit an invoice to Mills for the next month’s retainer of $20,000 per month, and Mills agrees to pay such invoice on or before the first day of the following month. In addition, Mills shall reimburse Contractor for reasonable and preauthorized travel expenses directly incurred through Contractor’s performance of the Services; provided, however, that Contractor’s air, rail, or auto travel from Washington, DC to New York City or to the Meadowlands Xanadu project offices at One Meadowlands Plaza, East Rutherford, NJ, and overnight accommodations at the Hilton Short Hills Hotel or the Hilton Waldorf Astoria shall not require preauthorization. Invoices for expenses must be accompanied by receipts and/or other supporting documentation. Contractor agrees that as an independent contractor he or she is solely responsible for all other expenses Contractor incurs in connection with the performance of his services including, but not limited to, office supplies, telephone, fax machine, computer, and other office equipment, except as provided in Attachment B.

4. NON-COMPETITION. During the term of this Agreement, Contractor will not provide services substantially similar to the Services provided to Mills to The Westfield Group, Hartz Mountain Industries, or Vornado Realty Trust.

5. AGREEMENT. This Agreement, together with the attached Standard Terms and Conditions, constitutes the entire Agreement between the parties with respect to the matters pertaining herein, and any and all prior written or oral agreements between the parties with respect to such matters are hereby revoked.

The Parties shall indicate their acceptance of this entire Agreement by signing in the spaces provided for below.

THE MILLS LIMITED PARTNERSHIP		CONTRACTOR

By:	The Mills Corporation, its General Partner

By:	/S/ MICHAEL J. BRYANT	By:	/S/ JAMES DAUSCH

Printed Name:	Michael J. Bryant	Printed Name:	James Dausch

Title:	Executive Vice President, Development	Date:	May 31, 2006

Date:	May 31, 2006

By the signature above, Contractor acknowledges that prior to signing, Contractor has read this Agreement in its entirety and was afforded the opportunity to have the Agreement reviewed by legal counsel. Specifically, Contractor understands that this contractual relationship is an independent contractor relationship.

STANDARD TERMS AND CONDITIONS

1. Independent Contractor Relationship. Contractor shall be an independent contractor and not an employee of Mills or its affiliates. Neither Contractor nor Mills shall represent directly or indirectly that Contractor is an agent, employee or legal representative of Mills or its affiliates. Contractor shall not have the authority to incur any liabilities or obligations of any kind in the name of or on behalf of Mills or its affiliates. Contractor and Mills agree that Mills will treat Contractor as an independent contractor for purposes of all tax laws (local, state and federal) and file forms consistent with that status. Contractor agrees, as an independent contractor, that Contractor is not entitled to (i) any employment benefits of any kind from Mills, (ii) any unemployment benefits in the event this Agreement terminates, or (iii) workers’ compensation benefits in the event Contractor is injured in any manner while performing Contractor’s obligations under this Agreement. Contractor shall be solely responsible to pay any and all local, state and/or federal income, and social security and unemployment taxes for Contractor.

2. Work for Hire/ Assignment of Rights. Contractor shall perform the Services solely for the benefit of Mills and it is the parties’ intent that Mills shall own all right, title and interest in and to all materials and works created by Contractor under this Agreement (the “Works”) as works made for hire. If and to the extent that the Works or any portion thereof does not constitute a work made for hired, Contractor hereby assigns to Mills all of Contractor’s right, title and interest, including all copyright and trademark rights, throughout the world, in and to all such Works, including the right to bring suit or make any claim in Mills’ name for prior or future infringement of the rights in the Works. Contractor further agrees, at the request of Mills, to do all lawful acts that may be required for obtaining and enforcing copyright and/or trademark rights in the Works and otherwise to aid Mills or its successor in enforcing its rights in the Works.

3. Freedom to Enter Into Agreement. Contractor represents and warrants that Contractor is free to enter into this Agreement and that Contractor has not made and will not hereafter make any agreement or commitment in conflict with the provisions hereof, or which might interfere with the full and complete rendition of the Services.

4. Confidentiality and Non-Disclosure. During the term of this Agreement and for a period of two (2) years from the expiration or earlier termination of this Agreement, Contractor shall not use for any purpose or disclose or disseminate to any person, firm, organization, employee or entity any confidential information or trade secret acquired during the course of Contractor’s relationship with Mills. Contractor shall not, directly or indirectly, copy, take, use, communicate or remove from Mills’ premises or custody, any of Mills’ or its affiliates’ books, records or any other documents or materials. The term “confidential information” as used in this Agreement includes, but is not limited to, ideas, records, lists, and knowledge of Mills’ or its affiliates’ methods of operation, processes, contemplated or consummated transactions, method of determination of rents, financial condition, profits, sales, net income, and indebtedness, as the same may exist from time to time. Confidential information shall also include the terms of this Agreement (provided Contractor may disclose such Agreement terms to immediate family and legal and/or tax advisors, or pursuant to compulsory legal process).

5. Termination; Return of Materials. In the event that either party breaches any material provision of this Agreement, the non-breaching party may terminate this Agreement effective immediately upon written notice to the breaching party, and this right shall be in addition to and not in lieu of any other right or remedy otherwise available for any breach of this Agreement. Immediately upon expiration or earlier termination of this Agreement, Contractor shall return to Mills any and all records, reports, documents and other materials relating to the Services (including all confidential information referred to in Paragraph 4 above) that are in Contractor’s possession or control, by hand or overnight courier.

6. Assignment: Contractor may not assign this Agreement or any of its obligations to any third party, it being understood that Contractor’s services are unique in nature. Mills may freely assign this Agreement to any party.

7. Mills’ Beneficiaries. The parties acknowledge that Mills is entering into this Agreement for its own benefit and the benefit of its affiliates and subsidiaries that have an ownership interest in and/or manage and operate certain retail developments (which may be currently operating or in various stages of development). The parties further acknowledge that Mills may, at its election, allocate the expenses incurred hereunder among the various affiliates or subsidiaries benefiting hereunder.

8. No Solicitation. During the term of this Agreement and for a period of one (1) year from the expiration or earlier termination of this Agreement, Contractor shall not, directly or indirectly, employ, recruit, solicit for employment, or contact for the purpose of hiring or engaging any individual who was employed or retained by Mills or any of its affiliates within the twelve (12) month period preceding the expiration or earlier termination of this Agreement.

9. No Present or Future Employment Promises. Contractor acknowledges and understands that Mills makes no promise of present or future employment with it, nor any promise regarding the renewal or extension of this Agreement, or future agreements.

10. Deduction of Amounts Owed to Mills. Contractor agrees that any amounts owing to Mills by Contractor, for any reason, may be deducted from any amounts owed by Mills to Contractor.

11.	Indemnification. (INTENTIONALLY OMITTED)

12. Limitation of Liability. In no event shall Mills or any of its affiliates, officers, directors, agents or employees be liable to Contractor for any claim, damage, injury or loss of any nature arising out of or related to this Agreement in excess of the total amount paid to Contractor hereunder with respect to the services to which such claim, damage, injury or loss relates. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO OR AGAINST THE OTHER UNDER THIS AGREEMENT FOR LOSS OF REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

13. Miscellaneous. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be governed by the laws of the Commonwealth of Virginia without regard to the choice or conflict of law provisions thereof. Any modifications, amendments or waivers of any provision of the Agreement shall be effective only if made in writing and duly signed by both parties. In the event that any provision of this Agreement shall be adjudged invalid or unenforceable, such adjudication shall not affect the other provision of this Agreement, which shall remain in full force and effect. Contractor agrees that Contractor shall have no recourse against Mills’ partners, agents, affiliates, directors, shareholders or employees for breach of contract under this Agreement by Mills. All notices shall be given by hand delivery or via overnight courier to the addresses set forth on the first page of this Agreement, and shall be deemed received (i) if by hand delivery, upon receipt or (ii) if by overnight courier, the next business day after deposited with such courier.

ATTACHMENT B

1. Contractor shall have continued use of the Corporate American express credit card during the term of this contract for Contract-related travel and related expenses.

2. For so long as Mills continues to occupy its current headquarters at 1300 Wilson Boulevard, Arlington, VA, Contractor shall have continued use of the office and related office equipment in Mills’ home office as Contractor used during the last week of Contractor’s employment as an officer of the Company. During the term of this agreement, Contractor shall have continued use of computers and related equipment, Kastle Key, Blackberry, Mills e-Mail and Outlook programs, corporate conference calling accounts, as Contractor used during the last week of Contractor’s employment as an officer of Mills. Upon the expiration or termination of this Agreement, Contractor shall return to Mills all such equipment, Kastle Key, Blackberry, and Corporate American Express Card.